Exhibit 10.2

MASSBANK CORP.

AMENDED AND RESTATED

1994 STOCK INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION

Name of Optionee:

Number of Options:	Date of Grant:

Option Exercise Price $	Expiration Date:

Pursuant to the MASSBANK Amended and Restated 1994 Stock Incentive Plan as amended, (the “Plan”), MASSBANK Corp. (the “Company”), a Delaware corporation, hereby grants to the Optionee named above, who is now a Director of the Company, an option to purchase on or prior to the Expiration Date specified above all or any part of the number of shares of common stock, par value $1.00 per share (the “Common Stock”), of the Company specified above (the “Option Shares”) at the Option Exercise Price per share specified above, subject to the terms and conditions set forth herein and in the Plan. This Stock Option is intended to be a Non-Qualified Stock Option.

1. Exercise of Stock Option.

(a)

This Stock Option is fully vested and the Optionee may exercise this Stock Option at any time by delivering to the Option Committee of the Company (the “Option Committee”) on any business day prior to the Expiration Date, a written notice specifying the number of shares of Common Stock Optionee then desires to purchase (the “Notice”). The Notice shall be accompanied (i) by payment thereof either in cash equal to the option price for the total number of shares specified in the Notice (the “Total Option Price”) or, at Optionee’s election if permitted under applicable laws and regulations and subject to the terms of the Plan, in shares of Common Stock of the Company having a fair market value, as determined in good faith by the Option Committee, equal to or less than the Total Option Price, plus cash in an amount equal to the excess, if any, of the Total Option Price over the fair market value of such shares of Common Stock, and (ii) by such agreement, statement or other evidence as the Company may require in order to satisfy itself that the issuance of the Option Shares being purchased pursuant to such exercise and any subsequent resale thereof will be in compliance with applicable laws and regulations, including without limitation all applicable federal and state securities and banking laws and regulations.

(b)	Certificates for the Option Shares so purchased will be issued to Optionee upon compliance to the satisfaction of the Company with all requirements under applicable laws or regulations in connection with such issuance. Until Optionee shall have complied with the requirements hereof and of the Plan, the Company shall be under no obligation to issue the Option Shares subject to this Stock Option, and the determination of the Option Committee as to such compliance shall be final and binding on Optionee. Until such Option Shares shall have been issued and delivered in accordance with the foregoing provisions and until Optionee’s name shall have been entered as a stockholder of record on the books of the Company, Optionee shall not be deemed for any purpose to be the owner of any Option Shares subject to this Stock Option.

(c)	The minimum number of Option Shares with respect to which this Stock Option may be exercised at any one time shall be 100 shares, or such lesser number as is equal to the total number available at the time for purchase under this Stock Option.

2. Termination of Directorship. This Stock Option, as to any unexercised portion hereof, shall terminate at such time as the Optionee shall no longer serve as a Director of the Company; provided, however, that any portion of this Stock Option that was exercisable as of the date the Optionee shall no longer serve as a Director of the Company may be exercised as to any shares not theretofore purchased for a period of three months following such date, except that if such termination of service as a Director results from Optionee’s death or disability, any such portion of this Stock Option may be exercised (in the case of Optionee’s death by his/her executors or administrators) for a period of twelve months following such termination date.

No Stock Option will confer upon Optionee any right to continued status as a Director of the Company.

3. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan.

4. Transferability. This Agreement is personal to Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise other than by will or by the laws of descent and distribution, and is exercisable, during Optionee’s lifetime, only by Optionee. Notwithstanding the foregoing, Optionee may transfer, without consideration for the transfer, this Stock Option to members of Optionee’s immediate family, to trusts for the benefit of such family members and to partnerships in which such family members are the only partners.

5. Adjustment Upon Changes in Capitalization.

(a)

the shares of stock covered by this Stock Option are shares of the Common Stock of the Company. If the shares of the Company’s Common Stock as a whole are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company after the date of this Stock Option, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, an appropriate and proportionate adjustment shall be made in the number, kind and per share exercise price of shares or other securities subject to any unexercised portions of this Stock Option. In the event of any such adjustment in this Stock Option, Optionee thereafter shall have the right to purchase at the share price or per unit price, as so adjusted, the number of shares or securities under this Stock Option which Optionee could purchase at the total purchase price applicable to the unexercised portion of this Stock Option immediately prior to such adjustment.

(b)	Adjustments under this Paragraph 5 shall be made by the Board of Directors or the Option Committee of the Company and such determinations shall be conclusive.

6. Effect of Certain Transactions. Except as set forth below, in the case of (i) the dissolution or liquidation of the Company, (ii) a reorganization, merger or consolidation in which the Company is acquired by another entity or in which the Company is not the surviving corporation, or (iii) the sale of all or substantially all of the property of the Company to another corporation, this Stock Option shall terminate on the effective date of such transaction, unless provision is made in connection with such transaction for the assumption of this Stock Option or the substitution for this Stock Option of a new option of the successor corporation or parent thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise price, as provided in Paragraph 5. In the event of such transaction which will trigger such termination, the Company shall give written notice thereof to Optionee at least twenty days prior to the effective date of any such transaction or the record date on which stockholders of the Company entitled to participate in such transaction shall be determined, whichever shall first occur. In the event of such termination, any unexercised portion of this Stock Option, whether or not then vested and exercisable, shall be exercisable in full for at least fifteen days prior to the date of such termination whether or not otherwise exercisable during such period; provided, however, that in no event shall this Stock Option be exercisable after the Expiration Date.

Notwithstanding anything to the contrary contained herein, neither the formation of a holding company at the direction of the Company for the purpose of acquiring all or substantially all of the outstanding Common Stock of the Company nor the said acquisition by such a holding company shall trigger such a termination, and upon the effective date of such acquisition of the outstanding Common Stock of the Company by the holding company, the options issued hereunder shall be considered options to purchase shares of the holding company.

7. Miscellaneous. Notice hereunder shall be mailed or delivered to the Company at its principal place of business, and shall be delivered to Optionee in person or mailed or delivered to Optionee at the address last provided in writing to the Company, or in either case at such other address as one party may subsequently furnish to the other party in writing.

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MASSBANK Corp.

By:
Name:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Optionee:

Dated:

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